Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	415(a)(6)	(1)	(2)	(2)	$92.70	0
	Equity	Preferred Stock	415(a)(6)	(1)	(2)	(2)	$92.70	0
	Debt	Debt Securities(3)	415(a)(6)	(1)	(2)	(2)	$92.70	0
	Other	Warrants	415(a)(6)	(1)	(2)	(2)	$92.70	0
	Other	Subscription Right	415(a)(6)	(1)	(2)	(2)	$92.70	0
	Other	Units	415(a)(6)	(1)	(2)	(2)	$92.70	0
	Unallocated (Universal) Shelf	—	457(o)	N/A	Unallocated (Universal) Shelf	$300,000,000	$92.70	$27,810
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)
	Equity	Preferred Stock	415(a)(6)
	Debt	Debt Securities(3)	415(a)(6)
	Other	Warrants	415(a)(6)
	Other	Subscription Right	415(a)(6)
	Other	Units	415(a)(6)
	Unallocated (Universal) Shelf	—	457(o)	N/A	N/A	$198,800,000 (4)	$121.20	N/A	S-3	333-228877	February 13, 2019	$24,094.56(4)
	Total Offering Amounts					$300,000,000		$27,810
	Total Fees Previously Paid							—
	Total Fee Offsets							$24,094.56
	Net Fee Due							$3,715.44

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	OraSure Technologies, Inc.	S-3	333-228877	December 18, 2018		$24,094.56	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$198,800,000
Fee Offset Sources	OraSure Technologies, Inc.	S-3	333-228877		February 11, 2019						24,094.56(4)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

(1)

Includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

(2)

Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)

With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be equal to any such greater principal amount due at maturity, such aggregate principal amount not to exceed $300,000,000 less the value of Securities previously issued hereunder.

(4)

Calculated pursuant to Rule 457(o) under the Securities Act, based on the Maximum Aggregate Offering Price. Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the Registrant hereby offsets $24,094.56 of the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Registration Statement on Form S-3 (File No. 333-228877), filed on December 18, 2018 and declared effective on February 13, 2019, registering (a) common stock, (b) preferred stock, (c) warrants to purchase common stock, preferred stock, debt securities or units (d) rights to purchase common stock, preferred stock, debt securities or units, (e) debt securities or (f) units consisting of any of the foregoing securities (the “Shelf Securities”) for a maximum aggregate offering price of $300,000,000 (the “Prior Registration Statement”), a portion of which remain unsold as of the filing date of this Registration Statement and are being included in this Registration Statement. Pursuant to Rule 457(p), the associated filing fee of $24,094.56 for the $198,800,000 of unsold Shelf Securities remaining under the Prior Registration Statement is hereby used to offset the current registration fee due. As a result, a filing fee of $3,715.44 is being paid herewith. Pursuant to Rule 415(a)(6), the offering of such securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

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